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                                  EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (the "Agreement"), made as of the 30th day of June, 2000, by and between SANDERS MORRIS HARRIS, INC., a Texas corporation (the "Company"), and ARNOLD J. BARTON (the "Employee").

                               W I T N E S S E T H
         WHEREAS, the Company desires to employ the Employee and the Employee desires to be so employed on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

         1. TERMS AND DUTIES

         The Company shall employ the Employee under the terms and conditions of this Agreement, unless earlier terminated in accordance with the terms of this Agreement, for a term of three (3) years. The Employee accepts such full time employment and agrees to serve the Company as Executive Vice President and a member of the Board of Directors of the Company, which is a wholly-owned subsidiary of Pinnacle Global Group, Inc. ("Pinnacle"), and Employee shall have such other duties and responsibilities as the Board of Directors of the Company shall assign to him for its affiliated entities during such period.

         2. COMPENSATION

         During the term of this Agreement, the Company shall pay the Employee the following compensation:


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         (a) In consideration of the services to be rendered by the Employee to the Company, the Company will pay to Employee a base salary at the rate of $200,000 per annum. Employee's salary shall be payable on a semi-monthly basis or as the Company's pay practices shall be established or modified from time to time, but no less than once per month. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

         (b) Employee shall be eligible for inclusion in Pinnacle's option/restricted stock program. Employee shall be eligible for any bonuses the Company may determine to pay to its key employees, provided, however, that any such bonus, if paid, shall be at the sole and absolute discretion of the Company; the Company may, in its discretion, pay bonuses to some employees and not other employees (including Employee); and, if the Company pays any such bonuses, such bonuses shall be paid (if applicable) after the end of the year in which they are earned.

         (c) The Company agrees that it will reimburse Employee for all reasonable business expenses incurred by him during the term of Employee's employment hereunder in connection with the performance of services hereunder, provided Employee provides reasonable documentation supporting the expenses according to the Company's policies relating to reimbursed expenses for its employees.

         (d) Employee will also be entitled to participate on the same basis with all other employees of the Company, subject to the same qualifications, in the Company's standard employee benefits package generally available for all other employees of the Company, including health, disability and life insurance programs.

         (e) During such times as Employee is employed by the Company, Employee shall be elected to the board of directors of Sanders Morris Harris, Inc.


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         3. SCOPE

         (a) While the Employee is employed hereunder, he shall use his best efforts to promote the interests of the Company consistent with his normal duties.

         (b) This Agreement is entered into as part of the acquisition ("Transaction") by Pinnacle of the stock of Blackford Securities Corporation ("BSC") pursuant to a merger transaction, which stock of BSC was owned in part by Employee. Employee and the other former owners of BSC received monetary and other consideration from Pinnacle in the Transaction, and part of the valuable consideration received by Pinnacle in the Transaction consisted of the goodwill, customer relations, vendor relations, employee relations and confidential business information and trade secrets of BSC . Thus, without Employee's commitments to comply with the requirements of this Agreement, including the non-compete covenants in this Paragraph 3, Pinnacle would not have entered into the Transaction, and Employee acknowledges this.

         (c) Therefore, the Employee hereby agrees that during Employee's employment hereunder, and if the Employee (i) voluntarily resigns; (ii) is terminated pursuant to Paragraph 4 (c) below; or (iii) elects not to renew this Agreement upon the expiration of the three (3) year term of this Agreement (or any renewal thereof) upon the terms and conditions stated below in this paragraph 3(c), then also for a period of two (2) years after the Effective Date of Termination (as that term is defined below), Employee covenants that he shall not in any manner, directly or indirectly, either through any form of ownership, or as a director, officer, principal, agent, employee, employer, advisor, consultant, partner or in any individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person, without first getting the written consent of the


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Board of Directors of Pinnacle, compete with the Company, Pinnacle, or any of
Pinnacle's subsidiaries and other affiliated entities, subject to the exceptions stated below (the Company, Pinnacle, and Pinnacle's subsidiaries and other affiliated entities being deemed to constitute the "Company" for purposes of this paragraph 3). The geographical area of these non-compete covenants shall be limited to an area which shall be New York City (including the five (5) boroughs of New York City), Westchester, Rockland, Suffolk, and Nassau Counties, New York (including Long Island, New York), and the states of New Jersey and Connecticut. The following is a list (but is not intended to be an exhaustive list) of acts which shall be considered violations of this Agreement: (i) engage in the business of securities brokerage, prime brokerage, asset management, or investment banking; (ii) canvas, solicit, accept or perform any type of work performed by the Company for any of its customers; (iii) request or advise any customer of the Company to withdraw, cut back, or cancel any of its business with the Company; (iv) induce or attempt to influence any employee of the Company to terminate his or her employment with the Company; (v) disclose or communicate to any other person, firm, or corporation the names of any customers of the Company or other knowledge of the operations and business of the Company;
(vi) employ or cause to be employed any individual employed by the Company at any time during the term of this Agreement; (vii) request, advise or attempt to influence any person which is a source of materials, supplies, personnel, services, funds or information for the Company to withdraw, cancel or cut back the sale or furnishing of such items to the Company; or (viii) use for his own benefit or otherwise, or communicate to, divulge to, or use for the benefit of, any other person confidential information and/or trade secrets disclosed to, discovered by or otherwise known by the Employee through his employment and/or association with the Company, it being the intent of the parties that Employee


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will honor such confidential information and will not, directly or indirectly, use the confidential information in such a way as to adversely affect the Company or the Company's business relations. Notwithstanding the foregoing, after Employee's termination (for whatever reason) or the expiration of this Agreement and during the period Employee is bound by the terms of this paragraph 3(c), Employee shall be permitted to operate a hedge fund without being deemed in violation of this paragraph 3(c), provided such hedge fund maintains a relationship as a client of the Company, provided the Company is able to provide rates and service that are competitive in the industry. Upon the expiration of the three (3) year term of this Agreement (or any renewal thereof), if the Employee desires to renew this Agreement upon the Renewal Terms (as hereinafter defined) but the Company does not want to renew this Agreement upon the Renewal Terms,, then the Employee shall not be bound by the terms of this Paragraph 3
(c); provided, however, that if the Company elects to pay Employee a severance payment equal to one (1) year of Employee's salary as of the date of the expiration of this Agreement, then in such event the Employee shall be bound by the covenants set forth in this Paragraph 3 (c) for a period of one (1) year from and after the expiration of this Agreement (or any renewal thereof). Such severance payment shall be made in the form of regularly scheduled salary payments over the one (1) year severance period. As used herein, the term "Renewal Terms" shall mean the same terms and conditions as set forth in this Agreement, provided, however, that Employee's base salary shall be increased by an amount equal to the greater of (i) the percentage increase, if any, in the Consumer Price Index, All Urban Consumers, U.S. City Average, all items (as determined by the United States Bureau of Labor Statistics) for the calendar year immediately preceding the expiration of this Agreement (or any renewal terms) as compared with the Consumer Price Index for the year 2000 (or the initial year of any renewal term if this Agreement


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is renewed); and (ii) the percentage increase, if any, in the average of the base salaries of the top five (5) executive officers of the Company at the time of the expiration of this Agreement (or any renewal term).

         (d) Employee acknowledges that these covenants, including the time duration and geographical area of the covenants, are reasonable and necessary to protect the goodwill and the operations and business of the Company. Employee also acknowledges that he is agreeing to these covenants as part of the Transaction, for which he received monetary and other consideration from the Company and Pinnacle.

         (e) If the Employee violates any of these covenants the damage to the Company shall be irreparable. Thus, in such case the Employee agrees that the Company can obtain an immediate injunction without having to show its damages, and that this right of the Company is in addition to any other remedies the Company might have. The Company shall also have the right to require the Employee to specifically perform these covenants. If either party files a lawsuit seeking specific performance, injunctive relief or damages for any breach of this Agreement, the party substantially prevailing in such lawsuit shall be entitled to recover from the other party all court costs and reasonable attorneys' fees incurred by the prevailing party in connection with such lawsuit.

         (f) It is the express intention of the Company and the Employee to comply with all laws which may be applicable to the covenants contained in this Agreement. Therefore, in the event that any covenant contained in this Agreement shall be determined by any court to be effective in any particular area or jurisdiction only if such covenant is modified to limit its duration or scope, such covenant may be reformed or modified by the judgment or order of such court to reflect a lawful and enforceable duration or scope, and shall automatically be deemed to be amended and modified with


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respect to that particular area or jurisdiction so as to comply with the judgment or order of such court. All other terms and provisions of this Agreement shall remain in full force and effect as originally written.

         (g) During any period following the termination of his employment hereunder (by either party for any reason) ) during which Employee is bound by the terms of this paragraph 3 not to compete with the Company, if the Employee intends to accept employment with or to provide consultation, services or other assistance, as an owner, director, agent, consultant or contractor, to any business entity, which might otherwise violate the covenants set forth in this paragraph 3, the Employee shall provide written notice to the Company at least 14 calendar days in advance of commencement of the intended relationship, which notice shall provide the name and address of, and the Employee's principal contact with, the entity, the position to be held and nature of the consultation, services or assistance to be provided by the Employee. During the 14-day period following receipt of such notice, the Employee and representatives of the Company shall meet and discuss whether (i) performance of the intended relationship would violate paragraph 3 and (ii) under the circumstances then existing, whether the time, geographic and activities restrictions imposed by paragraph 3 are necessary to protect the Company's protectable interests. If an agreement is reached between the parties to reduce such time, geographic or activities restrictions, such agreement shall be reduced to writing and signed by the parties. If no such agreement can be reached, the Company may, if determined by the Company in its sole discretion to be appropriate, unilaterally reduce such time, geographic or activities restrictions and will provide to the Employee written notice of any such reduced restrictions. In either such case, the reduced restrictions shall become operative with respect to the covenants contained in paragraph 3 as if specifically set forth therein in writing. The


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parties agree that during the respective times that the covenants contained in paragraph 3 are in effect, the Company may provide to any employer or prospective employer of the Employee a copy of paragraph 3 and may request assurances from any such employer that the covenants are being complied with.

         4. TERMINATION

         The Employee's employment hereunder:

         (a) shall terminate upon the death of the Employee;

         (b) may be terminated at the end of six months by the Company if the Employee becomes ill or is injured or otherwise incapacitated and such illness, injury or incapacity shall be of such nature as to prevent him from performing the services to be performed by him hereunder and continues for a period of six consecutive months;

         (c) may be terminated by the Chief Executive Officer or by vote of a majority of the Board of Directors of the Company for (i) conduct on the part of the Employee that would materially and adversely affect the interests of the Company if he were retained as an employee of the Company (including, but not limited to, the Employee's violation of the provisions of paragraph 3 of this Agreement and the Employee's conviction of a felony or any crime involving moral turpitude), and such action is not cured within five (5) days after Company notifies Employee of the same; (ii) engaging in any act which constitutes (1) a felony under the laws of the United States or any state or territory thereof,
(2) gross, willful or wanton negligence or misconduct or (3) a breach of any fiduciary duty owed to the Company which materially and adversely affects the Company; (iii) misappropriation of funds or property of the Company by Employee;
(iv) drug or alcohol abuse by Employee in violation of Company policy or that impedes Employee's job performance or brings


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Employee into disrepute in the community; or (v) acts by Employee attempting to secure or securing any personal profit not fully disclosed to and approved by the Board of Directors in connection with any transaction entered into on behalf of the Company;

         (d) may be terminated without cause by the vote of a majority of the Board of Directors of the Company at any time.

         5. RIGHTS UPON TERMINATION

         If the Company elects to terminate the Employee's employment hereunder as provided in paragraphs 4(b), (c), or (d), such termination shall be evidenced by a written notice from the Company to the Employee which shall specify the date on which such termination shall become effective, which for such purposes shall be deemed to be the "Effective Date of Termination". The Effective Date of Termination shall be the date of death for purposes of paragraph 4(a). In the event of the termination of the Employee's employment hereunder pursuant to either paragraph 4(a), (b), or (c), the Employee shall only be entitled to any compensation earned or benefits accrued up through the Effective Date of Termination, except for those benefits provided by federal, state, or local laws. In the event of termination without cause pursuant to paragraph 4(d), then: (i) the Company shall pay to Employee the base salary then being paid through the three (3) year term of this Agreement; (ii) the Company shall pay Employee the portion of any bonus or incentive plan earned by Employee, prorated through the date of his termination; and (iii) the Company shall continue to provide to Employee health, disability, and life insurance, and such other benefits as Employee was receiving as an Employee, through the three (3) year term of this Agreement on the same basis as provided prior to the termination of Employee. Notwithstanding anything herein to the contrary, if Employee's employment ceases


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pursuant to any provision of this Agreement, the Employee shall not be entitled to any additional amounts on account of any unused or accrued vacation, except for those benefits provided by federal, state, or local laws.

         6. NOTICE

         Any notice or other communication provided for in this Agreement or contemplated hereby shall be sufficiently given if in writing and delivered by certified mail, return receipt requested, to the party at its or his address set forth opposite such party's signature below, or to a new address specified by notice given as provided in this paragraph.

         7. ENTIRE AGREEMENT

         This Agreement embodies the entire agreement and understanding between the Company and the Employee and supersedes all prior agreements and understandings relating to the employment and compensation of the Employee and may only be amended by a written agreement signed by all parties hereto.

         8. BINDING EFFECT

         This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, legal representatives, successors and assigns. This Agreement shall not be assignable in whole or in part by the Employee.

         9. PARTIAL INVALIDITY

         If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity and unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.


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         IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first above written.


                                          THE COMPANY

                                          SANDERS MORRIS HARRIS, INC.



                                          By: /s/ BEN T. MORRIS
                                          ----------------------------------
                                             Ben T. Morris, President



                                          EMPLOYEE


                                              /s/ ARNOLD J. BARTON
                                          ----------------------------------
                                             Arnold J. Barton


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